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                                                                    Exhibit 5.01

                        [FENWICK & WEST LLP LETTERHEAD]


                                 March 27, 2001


Macromedia, Inc.
600 Townsend Street
San Francisco, CA  94103

Gentlemen/Ladies:

     At your request, we have examined the Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") to be filed by you with the Securities and Exchange Commission (the "COMMISSION") on or about March 27, 2001 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 5,054,858 shares of your Common Stock (the "STOCK") subject to issuance upon the exercise of options and purchase rights for 5,054,858 shares of Stock subject to issuance by you upon the exercise of stock options issued by you in the future under Allaire's 1997 Stock Incentive Plan, 1998 Stock Incentive Plan, 2000 Stock Incentive Plan, 1998 Employee Stock Purchase Plan (together, the "ASSUMED ALLAIRE PLANS") and outstanding stock options and purchase rights of Allaire Corporation ("ALLAIRE") under the Assumed Allaire Plans, the Live Software, Inc. 1999 Stock Option/Stock Issuance Plan and the Bright Tiger Technologies, Inc. 1996 Stock Option Plan (together with the Assumed Allaire Plans, the "ALLAIRE PLANS") that have been assumed by you (the "ASSUMED OPTIONS"), pursuant to the Agreement and Plan of Merger dated as of January 16, 2001, as amended January 29, 2001 (the "MERGER Agreement"), among you, Allaire and Alaska Acquisition Corporation, your wholly-owned subsidiary (the "MERGER Sub").

     In rendering this opinion, we have examined the following:

     (1) Your Certificate of Incorporation, as filed with the Delaware Secretary of State on February 25, 1992; your Amended and Restated Certificate of Incorporation, as filed with the Delaware Secretary of State on August 17, 1994; the Certificates of Amendment of your Certificate of Incorporation, as filed with the Delaware Secretary of State on September 25, 1995 and August 14, 2000; Merger Sub's Certificate of Incorporation, as filed with the Delaware Secretary of State on January 4, 2001;

     (2) Your amended Bylaws, as adopted on December 13, 1993; Merger Sub's Bylaws, as adopted on January 5, 2001;

     (3)  the Allaire Plans and the related stock option agreements;

     (4) the Registration Statement, together with the Exhibits filed as a part thereof;

     (5)  the Prospectuses prepared in connection with the Registration
          Statement;

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Macromedia
March 27, 2001
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     (6)  the Merger Agreement;

     (7) the minutes (including draft minutes) of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books in our possession;

     (8) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations;

     (9) your registration statement on Form 8-A (File Number 00022688) filed with the Commission on October 22, 1993, as amended on Form 8-A/A filed with the Commission on October 5, 1995; and

     (10) a verification email from your transfer agent dated March 26, 2001 verifying the number of your issued and outstanding shares of capital stock and a summary of option holders with respect to your capital stock that was prepared by you and dated March 26, 2001.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization and execution and delivery of all documents where due authorization and execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records included in the documents referred to above. We have made no independent investigations or other attempts to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the State of Delaware.

     Based upon the foregoing, it is our opinion that the 5,054,858 shares of Stock that may be issued and sold by the Company upon the exercise of stock options and purchase rights granted under the Allaire Plans when issued, sold and delivered in accordance with the applicable plan and purchase agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectus, will be validly issued, fully paid and nonassessable.

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Macromedia
March 27, 2001
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     We consent to the use of this opinion as an exhibit to the Registration
Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with issuance and sale of shares in subject to the Registration Statement and is not to be relied upon for any other purpose.

                                       Very truly yours,

                                       /s/ Robert A. Freedman, a Partner

                                       FENWICK & WEST LLP